UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2022 Successor Equity Incentive Plan

On September 24, 2026, Cadrenal Therapeutics, Inc. (the “Company”), held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). At the 2026 Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment No. 2”) to the Company’s 2022 Successor Equity Incentive Plan, as amended (the “2022 Plan”), to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that will be available for awards under the 2022 Plan by 323,542 shares to 1,000,000 shares. A description of the Amendment No. 2 is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2026 Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on August 3, 2026, in the section entitled “PROPOSAL 3: PLAN AMENDMENT PROPOSAL,” which is incorporated herein by reference. The description of Amendment No. 2 included in the Proxy Statement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 24, 2026, the Company held its 2026 Annual Meeting at which the Company’s stockholders voted on the following five (5) proposals and cast their votes as described below. These matters are described in detail in the Proxy Statement. As of July 27, 2026, the record date for the 2026 Annual Meeting, there were 3,567,592 shares of Common Stock outstanding and entitled to vote at the 2026 Annual Meeting. Present in person or by proxy at the 2026 Annual Meeting were 2,155,341 shares of Common Stock, which constituted a quorum.

The final voting results for each item of business voted upon at the 2026 Annual Meeting, as described in the Proxy Statement, is set forth below.

Proposal 1. Election of Directors Proposal.

The following individual was elected as a Class I director, to serve until the Company’s 2029 annual meeting of stockholders and until his successor has been duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
Quang X. Pham	1,039,666	14,342	1,101,333

Proposal 2. Auditor Ratification Proposal.

The stockholders ratified and approved the appointment of WithumSmith+Brown, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,110,693	39,121	5,527	0

Proposal 3. Plan Amendment Proposal.

As further described above in Item 5.02 of this Current Report on Form 8-K, the stockholders approved Amendment No. 2 to the 2022 Plan, to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 323,542 shares to 1,000,000 shares (the “Plan Amendment Proposal”), based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
694,746	352,409	6,853	1,101,333

Proposal 4. Warrant Exercise Proposal.

The stockholders approved, pursuant to Nasdaq Rule 5635(d), the issuance of up to 960,000 shares of Common Stock upon the exercise of Series C-1 warrants, which warrants were issued in connection with a private placement offering that closed on July 1, 2026 (the “Warrant Exercise Proposal”), based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,011,206	34,449	8,353	1,101,333

Proposal 5. Adjournment Proposal.

The stockholders approved an adjournment of the 2026 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Plan Amendment Proposal and/or the Warrant Exercise Proposal, based on the votes listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
736,364	315,865	1,779	1,101,333

Notwithstanding the approval of this proposal, because each of the Plan Amendment Proposal and the Warrant Exercise Proposal received the requisite votes for approval at the 2026 Annual Meeting as convened, it was not necessary for the Company to adjourn the 2026 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1*	Amendment No. 2 to the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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